Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Avenue South Inc.

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement on Form S-1/A Amendment No. 5 of our report dated July 26, 2010, relating to the financial statements of Avenue South Ltd., which is contained in that Form S-1/A. We also consent to the reference to us under the caption Experts in the Registration Statement.

/s/ EFP Rotenberg, LLP

EFP Rotenberg, LLP
Rochester, New York
October 26, 2010